Exhibit 99.1

CUSIP No. 88556E102

Joint Filing Agreement

Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Amendment Number 1 to the statement on Schedule 13G with respect to the Class A Common Stock, par value $0.0001 per share, of ThredUp Inc., to which this Agreement is attached as an Exhibit, and any additional amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned. This Agreement may be executed, either manually or electronically, in one or more counterparts.

FIFTH STREET STATION LLC			PALOUSE INVESTMENT MANAGEMENT INC.

By:	Cercano Management LLC		By:	Cercano Management LLC
Its:	Investment Manager		Its:	Investment Manager

	By:	/s/ Christopher N. Orndorff		By:	/s/ Christopher N. Orndorff
		Christopher N. Orndorff, President			Christopher N. Orndorff, President

Date: February 13, 2023			Date: February 13, 2023
PALOUSE INVESTMENT LLC

			By:	Cercano Management LLC
			Its:	Investment Manager

By:	/s/ Christopher N. Orndorff
Christopher N. Orndorff, President

Date: February 13, 2023